Exhibit 99.1

Contacts:
Media	Investors
Brad Bishop	Sean O’Hara	Sam Leno
574-372-4291	574-371-8032	574-372-4790
bradley.bishop@zimmer.com	sean.f.ohara@zimmer.com	sam.leno@zimmer.com
Zimmer Reports First Quarter 2007 Financial Results
•	Net Sales of $950 million represents an increase of 10% reported (8% constant currency)

•	Worldwide and Americas Reconstructive Sales increased 11% reported (9% constant currency) and 11% reported (11% constant currency)

•	14,427 Zimmer® Gender Solutions ™ Knees implanted, a sequential quarterly unit increase of 51%

•	Zimmer Dental Sales increased 22% reported (21% constant currency) and Extremities sales increased 32% reported (30% constant currency)

•	Continued margin strength—78% gross, 34% operating and 25% net reported and 78% gross, 35% operating and 25% net adjusted (the gross margin of 78.3% was an all-time Zimmer record)

•	Diluted EPS were $0.98 reported and adjusted, an increase of 20% over prior year period

•	Operating cash flow of $213 million represents a 91% conversion to cash ratio from net earnings

•	Increasing full year 2007 guidance for sales by approximately $34 million and adjusted diluted EPS by $0.07
(WARSAW, IN) April 25, 2007 — Zimmer Holdings, Inc. (NYSE and SWX: ZMH) today reported financial results for the quarter ended March 31, 2007. For the quarter, the Company announced net sales of $950 million, an increase of 10% reported and 8% constant currency, exceeding management guidance of $932 million and First Call estimates of $934 million. Of the $18 million in sales above management guidance, less than $2 million can be attributed to foreign exchange, while $16 million came from underlying constant currency growth. Diluted earnings per share for the quarter were $0.98 reported and adjusted, exceeding First Call earnings estimates of $0.93 adjusted. The $0.98 in earnings per share reflect strong sales and operational results. The earnings per share effect of share repurchases in the quarter was de minimis.
“We’re very pleased to start off the year with a quarter that exceeded both our guidance and Wall Street’s expectations for sales and earnings performance,” said Ray Elliott, Zimmer Chairman, President and CEO. “We recently concluded our most successful American Academy of Orthopaedic Surgeons meeting ever in terms of attendance at our educational sessions and traffic through our booth. Our reconstructive sales continued to build momentum, led by more than 14,000 implantations of our Zimmer® Gender Solutions™ Knee, exceeding our previously increased aspirations of 12,000.”
During the quarter, the Company initiated its first intensive direct-to-patient marketing campaign in support of the Gender Solutions Knee. Television advertising has been launched in 23 target markets in the United States, including New York, Chicago and San Francisco, and will run through the first half of 2007. Since January, more than 200,000 hits have been received at the Company’s new internet site, www.GenderKnee.com. At the AAOS meeting in February, the Company debuted its first gender-specific hip replacement system, the Zimmer® Gender Solutions™ M/L Taper Stem with KinectivTM Technology, which it expects to launch in the third quarter of this year, followed by the Zimmer Gender Solutions VerSys® Epoch® Hip Prosthesis in early 2008.
The Company previously announced that it would acquire Endius, Inc., a privately held pioneer in the development of breakthrough minimally invasive spine surgery products, implants and techniques. This acquisition was subsequently completed in April. In a separate transaction, the Company acquired the intellectual property rights, inventory and associated assets of the Cyclone® Anterior Cervical Plate System, a versatile, low-profile ACP system that complements the Company’s existing Zimmer Spine product offering.
“We continue to execute our strategic plan to Enable, Innovate and Grow, which focuses on key opportunities now and in the future,” said Elliott. “We believe that our Gender Solutions knee fosters an important dialogue between women and their physicians, and our investments in spinal technologies should improve our ability to compete for growth in that robust market. The introduction of the BRIGIT™ Bone Resection Instrument Guide in late 2007 will provide a SmartTool for the operating room that should enhance accuracy for total joint replacement while significantly reducing instrument costs for both the hospital and Zimmer. We are laying the groundwork for our future in biologics with an expected fourth quarter launch of DeNovo® NT Natural Tissue Graft. Moreover, we have added clinical trial sites to our study of DeNovo® ET Engineered Tissue Graft, which is designed to potentially replace articular cartilage.”
In the quarter, the Company purchased 2.1 million common shares for a total of $173 million as part of a $1 billion repurchase program, which was announced in 2005 and expires December 31, 2007. Purchases under this program are now 14.2 million shares for a total of nearly $1 billion. A second $1 billion repurchase program was authorized by the Board of Directors in December 2006 with an expiration date of December 31, 2008.
Sales Table
The following table provides sales results by geographic segment and product category, as well as the percentage change compared to the prior year quarter on both a reported and constant currency basis.

NET SALES — THREE MONTHS ENDED MARCH 31, 2007
(in millions, unaudited)

			Constant
	Net	Reported	Currency
	Sales	% Growth	% Growth

Geographic Segments
Americas	$568	10%	10%
Europe	259	13	5
Asia Pacific	123	7	6

Total	950	10	8

Product Categories
Reconstructive
Americas	465	11	11
Europe	234	13	4
Asia Pacific	99	8	7

Total	798	11	9

Knees
Americas	263	10	10
Europe	102	16	7
Asia Pacific	43	13	11

Total	408	11	9

Hips
Americas	157	10	10
Europe	113	10	1
Asia Pacific	47	(1)	(1)

Total	317	8	5

Extremities	24	32	30

Dental	49	22	21

Trauma	50	7	6

Spine	47	8	7

OSP and other	55	5	4

Net earnings for the first quarter were $233 million on a reported basis and were $235 on an adjusted basis, an increase of 15% adjusted over the prior year.
Guidance
With strong operating results for the first quarter, the Company is raising its full year 2007 sales guidance by $34 million. Of this increase, $18 million occurred in the first quarter, with less than $2 million coming from improved foreign currency contributions. The remaining $16 million of increased sales guidance assumes improved operating performance in each of the last three quarters. The average foreign currency exchange rates realized in the first quarter were in line with rates assumed when communicating 2007 guidance on January 29, 2007. While the U.S. dollar has weakened in the last few weeks, this updated guidance assumes the same average rates experienced throughout the first quarter.
Revised Quarterly Sales Guidance for 2007
(in millions)

	Previous	Revised		Revised
	Sales	Sales		Sales
	Guidance	Guidance		Guidance
	January 29,	April 25,	Increase in	Growth over
Period	2007	2007*	Guidance*	2006*

First Quarter	$932	$950	$18	10.4%
Second Quarter	970	975	5	10.5
Third Quarter	905	910	5	11.0
Fourth Quarter	1,044	1,050	6	12.4
Full Year	3,851	3,885	34	11.2
*First Quarter 2007 represents actual results.
The Company is also increasing its full year 2007 adjusted earnings per share guidance by $0.07 while absorbing the dilution effect of its recent acquisition of Endius. Of this increase, $0.05 occurred in the first quarter. An additional operational increase of $0.03 is included for the remainder of the year, offset by $0.01 of dilution from the acquisition of Endius.

Revised Quarterly Adjusted EPS Guidance for 2007

	Previous	Revised		Revised
	Adjusted EPS	Adjusted EPS		Adjusted EPS
	Guidance	Guidance		Guidance
	January 29,	April 25,	Increase in	Growth over
Period	2007	2007*	Guidance*	2006*

First Quarter	$0.93	$0.98	$0.05	19.5%
Second Quarter	0.97	0.97	No change	16.9
Third Quarter	0.90	0.91	0.01	18.2
Fourth Quarter	1.15	1.16	0.01	13.7
Full Year	3.95	4.02	0.07	16.9
*First Quarter 2007 represents actual results.
Conference Call
The Company will conduct its first quarter 2007 investor conference call on April 26, 2007, at 8:00 a.m. Eastern Time. The live audio webcast can be accessed via Zimmer’s Investor Relations website at http://investor.zimmer.com. It will be archived for replay following the conference.
Individuals who wish to dial into the conference call may do so at (800) 406-1106. International callers should dial (706) 634-7075. A digital recording will be available two hours after the completion of the conference call from April 26, 2007 to May 10, 2007. To access the recording, US/Canada callers should dial (800) 642-1687, or for International callers, dial (706) 645-9291, and enter the Conference ID, 5468770. A copy of this press release and other financial and statistical information about the period to be presented in the conference call will be accessible through the Zimmer website at http://investor.zimmer.com.
About the Company
Founded in 1927 and headquartered in Warsaw, Indiana, Zimmer is the worldwide #1 pure-play orthopaedic leader in designing, developing, manufacturing and marketing reconstructive and spinal implants, trauma and related orthopaedic surgical products. Zimmer has operations in more than 24 countries around the world and sells products in more than 100 countries. Zimmer’s 2006 sales were approximately $3.5 billion. The Company is supported by the efforts of nearly 7,000 employees worldwide.
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For more information about Zimmer, visit www.zimmer.com; for information about the Gender Solutions
Knee, visit www.GenderKnee.com
Note on Non-GAAP Financial Measures
As used in this press release, the term “adjusted” refers to operating performance measures that exclude acquisition, integration and other expenses. The term “constant currency” refers to any financial measure that excludes the effect of changes in foreign currency exchange rates. Reconciliations of these non-GAAP measures to the most directly comparable GAAP measure are included in this press release.
Zimmer Safe Harbor Statement
This press release contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 based on current expectations, estimates, forecasts and projections about the orthopaedics industry, management’s beliefs and assumptions made by management. Forward-looking statements may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “assumes,” “guides,” “targets,” “forecasts,” and “seeks” or the negative of such terms or other variations on such terms or comparable terminology. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to, our ability to successfully integrate acquired businesses, the outcome of the Department of Justice investigations announced in March 2005 and June 2006, price and product competition, rapid technological development, demographic changes, dependence on new product development, the mix of our products and services, supply and prices of raw materials and products, customer demand for our products and services, control of costs and expenses, our ability to conduct a successful search for a new chief executive officer and the ability of the new chief executive officer to gain proficiency in leading our company, our ability to form and implement alliances, international growth, governmental laws and regulations affecting our U.S. and international businesses, including tax obligations and risks, product liability and intellectual property litigation losses, reimbursement levels from third-party payors, general industry and market conditions and growth rates and general domestic and international economic conditions including interest rate and currency exchange rate fluctuations. For a further list and description of such risks and uncertainties, see our periodic reports filed with the U.S. Securities and Exchange Commission. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be set forth in our periodic reports. Readers of this document are cautioned not to place undue reliance on these forward-looking statements, since, while we believe the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary statement is applicable to all forward-looking statements contained in this document.

ZIMMER HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE THREE MONTHS ENDED MARCH 31,
(in millions, except per share amounts, unaudited)

	2007	2006	% Inc/(Dec)

Net Sales	$950.2	$860.4	10%
Cost of products sold	206.4	189.4	9

Gross Profit	743.8	671.0	11

Research and development	52.3	47.4	10
Selling, general and administrative	361.6	334.9	8
Acquisition, integration and other expense (income)	2.7	(1.8)	249

Operating expenses	416.6	380.5	10

Operating Profit	327.2	290.5	13
Interest income (expense)	(0.2)	0.5	(143)

Earnings before income taxes and minority interest	327.0	291.0	12
Provision for income taxes	93.3	85.1	10
Minority interest	(0.3)	(0.3)	—

Net Earnings	$233.4	$205.6	14

Earnings Per Common Share
Basic	$0.99	$0.83	19
Diluted	$0.98	$0.82	20

Weighted Average Common Shares Outstanding
Basic	236.9	247.8
Diluted	239.2	250.1

ZIMMER HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)

	March 31,	December 31,
	2007	2006
	(unaudited)

Assets
Current Assets:
Cash and equivalents	$326.0	$265.7
Restricted cash	2.4	2.4
Receivables, net	692.5	625.5
Inventories, net	658.8	638.3
Other current assets	206.9	214.3

Total current assets	1,886.6	1,746.2

Property, plant and equipment, net	820.6	807.1
Goodwill	2,466.2	2,515.6
Intangible assets, net	708.9	712.6
Other assets	215.6	192.9

Total Assets	$6,097.9	$5,974.4

Liabilities and Shareholders’ Equity

Current liabilities	$598.9	$628.2
Other long-term liabilities	280.0	323.4
Long-term debt	100.0	99.6
Minority interest	2.4	2.7
Shareholders’ equity	5,116.6	4,920.5

Total Liabilities and Shareholders’ Equity	$6,097.9	$5,974.4

Note: Reflects the adoption of Financial Accounting Standards Board Interpretation No. 48 as of January 1, 2007.

ZIMMER HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31,
(in millions, unaudited)

	2007	2006

Cash flows provided by (used in) operating activities
Net earnings	$233.4	$205.6
Depreciation and amortization	53.4	46.2
Share-based compensation	20.9	18.2
Income tax benefits from stock option exercises	27.9	—
Excess income tax benefits from stock option exercises	(20.0)	—
Changes in operating assets and liabilities
Income taxes	18.6	26.3
Receivables	(43.2)	(65.9)
Inventories	(19.6)	(13.0)
Accounts payable and accrued expenses	(17.8)	(22.2)
Other assets and liabilities	(40.4)	7.5

Net cash provided by operating activities	213.2	202.7

Cash flows provided by (used in) investing activities
Additions to instruments	(34.5)	(32.4)
Additions to other property, plant and equipment	(18.7)	(21.5)
Proceeds from sale of property, plant and equipment	—	16.2
Other	(5.9)	—

Net cash used in investing activities	(59.1)	(37.7)

Cash flows provided by (used in) financing activities
Proceeds from issuance of common stock	58.8	11.1
Excess income tax benefits from stock option exercises	20.0	1.8
Repurchase of common stock	(173.4)	(7.1)

Net cash provided by (used in) financing activities	(94.6)	5.8

Effect of exchange rates on cash and equivalents	0.8	(0.2)

Increase in cash and equivalents	60.3	170.6
Cash and equivalents, beginning of period	265.7	233.2

Cash and equivalents, end of period	326.0	403.8

ZIMMER HOLDINGS, INC.
NET SALES BY GEOGRAPHIC SEGMENT
FOR THE THREE MONTHS ENDED MARCH 31,
(in millions)

	2007	2006	% Increase

Americas	$567.8	$516.0	10
Europe	258.8	228.7	13
Asia Pacific	123.6	115.7	7

Total	$950.2	$860.4	10

ZIMMER HOLDINGS, INC.
NET SALES BY PRODUCT CATEGORY
FOR THE THREE MONTHS ENDED MARCH 31,
(in millions)

	2007	2006	% Increase

Reconstructive	$797.5	$717.5	11
Trauma	50.1	46.7	7
Spine	46.7	43.1	8
OSP and other	55.9	53.1	5

Total	$950.2	$860.4	10

ZIMMER HOLDINGS, INC.
RECONCILIATION OF REPORTED % GROWTH TO
CONSTANT CURRENCY % GROWTH
(unaudited)

	For the Three Months Ended
	March 31, 2007
		Foreign	Constant
	Reported	Exchange	Currency
	% Growth	Impact	% Growth

Geographic Segments
Americas	10%	0%	10%
Europe	13	8	5
Asia Pacific	7	1	6
Total	10	2	8

Product Categories
Reconstructive
Americas	11	0	11
Europe	13	9	4
Asia Pacific	8	1	7
Total	11	2	9

Knees
Americas	10	0	10
Europe	16	9	7
Asia Pacific	13	2	11
Total	11	2	9

Hips
Americas	10	0	10
Europe	10	9	1
Asia Pacific	(1)	0	(1)
Total	8	3	5

Extremities	32	2	30

Dental	22	1	21

Trauma	7	1	6

Spine	8	1	7

OSP and other	5	1	4

ZIMMER HOLDINGS, INC.
Reconciliation of Net Earnings and Adjusted Net Earnings
For the Three Months Ended March 31,
(in millions, unaudited)

	2007	2006

Net Earnings	$233.4	$205.6
Acquisition, integration and other	2.7	(1.8)
Taxes on acquisition, integration and other	(0.7)	1.2

Adjusted Net Earnings	$235.4	$205.0

ZIMMER HOLDINGS, INC.
Reconciliation of Diluted EPS and Adjusted Diluted EPS
For the Three Months Ended March 31,
(unaudited)

	2007	2006

Diluted EPS	$0.98	$0.82
Acquisition, integration and other	0.01	(0.01)
Taxes on acquisition, integration and other	(0.01)	0.01

Adjusted Diluted EPS	$0.98	$0.82

ZIMMER HOLDINGS, INC.
Reconciliation of Net Margin and Adjusted Net Margin
For the Three Months Ended
(unaudited)

March 31, 2007

Net Margin	24.6%
Acquisition, integration and other, net of tax	0.2

Adjusted Net Margin	24.8%

ZIMMER HOLDINGS, INC.
Reconciliation of Operating Margin and Adjusted Operating Margin
For the Three Months Ended
(unaudited)

March 31, 2007

Operating Margin	34.4%
Acquisition, integration and other	0.3

Adjusted Operating Margin	34.7%